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                                                                      EXHIBIT 15
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                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Ladies and Gentlemen:

We are aware that Baxter International Inc. has included our reports dated May 13, 1998, August 10, 1998 and November 10, 1998 (issued pursuant to the provisions of Statement of Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about February 1, 1999. We are also aware of our responsibilities under the Securities Act of 1933.


                                       Yours very truly,



                                       PricewaterhouseCoopers LLP

                                       Chicago, Illinois
                                       February 1, 1999